                                                                       EXHIBIT 2




                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             THE BISYS GROUP, INC.,

                            BI-HML ACQUISITION CORP.,

                                 HML, INC., AND

           HARRIS D. HOBBY, RONALD W. LANKFORD AND EDWARD C. MUNGENAST





                            DATED AS OF MAY 28, 1999

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I             THE MERGER

SECTION 1.01          The Merger..........................................................................
SECTION 1.02          Effect Of the Merger................................................................
SECTION 1.03          Consummation of the Merger..........................................................
SECTION 1.04          Charter; By-Laws; Directors and Officers............................................
SECTION 1.05          Further Assurances..................................................................

ARTICLE II            CONVERSION OF SECURITIES............................................................

SECTION 2.01          Conversion of Securities of the Company.............................................
SECTION 2.02          Company Options.....................................................................
SECTION 2.03          Acquisition Common Stock............................................................
SECTION 2.04          Exchange of Certificates............................................................
                                              -

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SHAREHOLDERS......................

SECTION 3.01          Authority Relative to Agreement.....................................................
SECTION 3.02          Shareholders' Title to Stock........................................................
SECTION 3.03          Organization, Standing and Qualification............................................
SECTION 3.04          Stock of the Company; Company Options and Unit Options..............................
SECTION 3.05          Subsidiaries........................................................................
SECTION 3.06          Articles of Incorporation and By-Laws...............................................
SECTION 3.07          Execution and Performance of Agreement;Validity and Binding Nature..................
SECTION 3.08          Financial Statements................................................................
SECTION 3.09          Intellectual Rights.................................................................
SECTION 3.10          Software............................................................................
SECTION 3.11          Major Customers, Suppliers and Consultants..........................................
SECTION 3.12          Employment, Deferred Compensation or Similar Agreements; Collective Bargaining
                      Agreements; Employee Benefit Plans..................................................
SECTION 3.13          Real Estate.........................................................................
SECTION 3.14          Title to and Condition of Personal Property.........................................
SECTION 3.15          Accounts Receivable.................................................................
SECTION 3.16          Intentionally Omitted...............................................................
SECTION 3.17          Taxes...............................................................................
SECTION 3.18          Litigation..........................................................................
SECTION 3.19          Other Material Contracts and Commitments............................................
SECTION 3.20          Labor Relations.....................................................................
SECTION 3.21          Insurance...........................................................................
SECTION 3.22          Conduct of Business and Absence of Changes..........................................
SECTION 3.23          Compliance with Laws; Governmental Authorizations...................................
SECTION 3.24          Officers, Directors and Depositories................................................

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
SECTION 3.25          Environmental Matters...............................................................
SECTION 3.26          Third Party and Governmental Consents...............................................
SECTION 3.27          Licenses and Permits................................................................
SECTION 3.28          Absence of Undisclosed Liabilities..................................................
SECTION 3.29          Loans to or from Officers, Directors, Shareholders or Employees.....................
SECTION 3.30          Contract Losses.....................................................................
SECTION 3.31          Year 2000 Compliance................................................................
                                          -

ARTICLE IV            ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.......................

SECTION 4.01          Authority and Capacity Relative to Agreement........................................
SECTION 4.02          Execution and Performance of Agreement; Validity and Binding Nature.................
SECTION 4.03          Stock of the Company................................................................
SECTION 4.04          Additional Representations and Covenants of Shareholders............................

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF PARENT............................................

SECTION 5.01          Organization and Qualification......................................................
SECTION 5.02          Subsidiaries........................................................................
SECTION 5.03          Capitalization......................................................................
SECTION 5.04          Authority Relative to Agreement.....................................................
SECTION 5.05          Non-Contravention...................................................................
SECTION 5.06          Parent Public Information...........................................................
SECTION 5.07          Parent Financial Statements.........................................................
SECTION 5.08          Absence of Certain Changes or Events................................................
SECTION 5.09          Governmental Consents...............................................................
SECTION 5.10          Compliance with Law.................................................................
SECTION 5.11          Tax-Free Reorganization.............................................................

ARTICLE VI            REPRESENTATIONS AND WARRANTIES OF ACQUISITION.......................................

SECTION 6.01          Organization and Qualification......................................................
SECTION 6.02          Capitalization......................................................................
SECTION 6.03          Authority Relative to Agreement.....................................................
SECTION 6.04          Non-Contravention...................................................................
SECTION 6.05          Governmental Consents...............................................................
SECTION 6.06          Other Matters.......................................................................

ARTICLE VII           COVENANTS...........................................................................

SECTION 7.01          Conduct of Company's Business.......................................................

ARTICLE VIII          CONDITIONS TO THE MERGER............................................................

SECTION 8.01          Conditions to Each Party's Obligation to Effect the Merger..........................

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
SECTION 8.02          Conditions to the Obligation of the Company and the Shareholders to Effect the
                      Merger..............................................................................
SECTION 8.03          Conditions to the Obligation of Parent and Acquisition to Effect the Merger.........

ARTICLE IX            TERMINATION AND ABANDONMENT.........................................................

SECTION 9.01          Termination and Abandonment.........................................................
SECTION 9.02          Effect of Termination...............................................................

ARTICLE X             MISCELLANEOUS.......................................................................

SECTION 10.01         Survival of Representations and Warranties..........................................
SECTION 10.02         Expenses, Etc.......................................................................
SECTION 10.03         Publicity...........................................................................
SECTION 10.04         Execution in Counterparts...........................................................
SECTION 10.05         Material Adverse Effect.............................................................
SECTION 10.06         Notices.............................................................................
SECTION 10.07         Waivers.............................................................................
SECTION 10.08         Entire Agreement....................................................................
SECTION 10.09         Applicable Law......................................................................
SECTION 10.10         Binding Effect, Benefits............................................................
SECTION 10.11         Assignability.......................................................................
SECTION 10.12         Amendments..........................................................................

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                         INDEX TO SCHEDULES AND EXHIBITS

         Schedule                                            Description
         --------                                            -----------
         2.02(a)                                     Company Options Converted from Unit Options
         3.02                                        Shareholders Agreements
         3.03                                        States and Jurisdictions in which the Company does Business
         3.04(a)                                     Stock of the Company
         3.04(b)                                     Company Options
         3.05                                        Subsidiaries
         3.09                                        Intellectual Rights
         3.10                                        Software
         3.11(a)                                     Major Customers
         3.11(b)                                     Major Suppliers
         3.12(a)                                     Employment Contracts and Deferred Compensation Agreements
         3.12(b)                                     Employee Benefit Plans
         3.12(c)                                     Multi-Employer Plans
         3.13(a)                                     Owned Real Property
         3.13(b)                                     Real Estate Leases
         3.14                                        Liens
         3.17                                        Tax Audits
         3.18                                        Litigation
         3.19(a)                                     Material Contracts/Affiliates
         3.20                                        Labor Relations
         3.21                                        Insurance
         3.22                                        Changes Since April 30, 1999
         3.24                                        Officers, Directors and Depositories
         3.26                                        Consents
         3.27                                        Licenses and Permits
         3.29                                        Related Party Loans
         4.04(l)                                     Shareholder Interests
         7.17                                        Minority Interest Notes

Exhibit                           Section Ref.                     Description
-------                           -----------                      -----------
  A                                 4.04(e)                   Form of Accredited Investor Certificate

  B                                 7.12                      Form of Registration Rights Agreement

  C                                 8.02(d)                   Form of Opinion of Parent's Counsel to the Company and
                                                              the Shareholders

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
  D                                 8.03(h)                   Form of Opinion of Company's Counsel to Parent and
                                                              Acquisition

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 28, 1999, among THE BISYS GROUP, INC., a Delaware corporation, with an address at 150 Clove Road, Little Falls, New Jersey 07424 ("Parent"), BI-HML ACQUISITION CORP., a Georgia corporation and a wholly-owned subsidiary of Parent, with an address at 150 Clove Road, Little Falls, New Jersey 07424 ("Acquisition"), HML, INC., a Georgia corporation, with an address at 3060 Peachtree Road, N.W., Atlanta, Georgia 30305 (the "Company"), and HARRIS D. HOBBY ("Hobby"), having an address at 8070 Innsbruck Drive, Atlanta, Georgia, 30350, RONALD W. LANKFORD ("Lankford"), having an address at 5650 Glen Errol Road, Atlanta, Georgia 30327 and EDWARD C. MUNGENAST ("Mungenast"), having an address at 10557 East Key Drive, Boca Raton, Florida 33498 (Hobby, Lankford and Mungenast herein referred to from time to time collectively as the "Shareholders" and individually each person as a "Shareholder"). The Company and Acquisition are hereinafter sometimes referred to as the "Constituent Corporations" and the Company as the "Surviving Corporation."

                  WHEREAS, the Company is engaged in the business of providing training, consulting and outsourcing services to the financial services industry;

                  WHEREAS, Parent, Acquisition and the Company desire that Acquisition merge with and into the Company (the "Merger"), upon the terms and conditions set forth herein and in accordance with the Georgia Business Corporation Code (the "GBCC"), with the result that the Company shall continue as the surviving corporation and the separate existence of Acquisition (except as it may be continued by operation of law) shall cease;

                  WHEREAS, Parent, Acquisition and the Company desire that upon the Merger, at the Effective Time (as hereinafter defined), all outstanding shares of the capital stock of the Company be converted into the right to receive fully paid and nonassessable shares of Common Stock, $.02 par value, of Parent ("Parent Common Stock") and the outstanding shares of Acquisition be converted into the right to receive fully paid and nonassessable shares of Common Stock, $.01 par value, of the Surviving Corporation, as hereinafter provided;

                  WHEREAS, Parent, Acquisition and the Company desire that, immediately after the Effective Time and solely as a result of the Merger, Parent will own all the issued and outstanding shares of the capital stock of the Surviving Corporation; and

                  WHEREAS, for Federal income tax purposes, it is intended that
(a) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), (b) this Agreement constitutes a plan of reorganization thereunder and (c) Parent, Acquisition and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

                  WHEREAS, the respective Boards of Directors of the Company, Parent and Acquisition have approved the Merger;

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (hereinafter defined), in accordance with this Agreement and the GBCC, Acquisition shall be merged with and into the Company, the separate existence of Acquisition (except as it may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation under the name HML, Inc. unless and until the Articles of Incorporation of the Company shall be further amended to change the name of the Surviving Corporation.

                  SECTION 1.02 Effect Of the Merger. Upon the effectiveness of the Merger, the Surviving Corporation shall succeed to and assume all the rights and obligations of Acquisition and the Company in accordance with the GBCC, and the Merger shall otherwise have the effects set forth in Section 14-2-1106 of the GBCC.

                  SECTION 1.03 Consummation of the Merger. As soon as practicable after the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein, provided that this Agreement has not been terminated previously, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Georgia a properly executed Certificate of Merger in accordance with the GBCC. The Merger shall be effective upon filing of such certificate or on such later date as may be specified therein (the time of such effectiveness being the "Effective Time").


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
                  SECTION 1.04 Charter; By-Laws; Directors and Officers. Immediately after the Effective Time, the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by the GBCC. As of the Effective Time, the By-Laws of the Surviving Corporation shall be the By-Laws of the Company as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the provisions thereof and the Certificate of Incorporation of the Surviving Corporation and as provided by the GBCC. The initial directors and officers of the Surviving Corporation shall be the directors and officers set forth below, in each case until their respective successors are duly elected and qualified.

                  Directors

                  Lynn J. Mangum
                  Dennis R. Sheehan

                  Officers

                  Lynn J. Mangum            Chairman, President and Chief
                                              Executive Officer
                  Harris Hobby              Executive Vice President
                  Ronald W. Lankford        Executive Vice President
                  Edward C. Mungenast       Executive Vice President
                  Dennis R. Sheehan         Executive Vice President, Chief
                                              Financial Officer and Treasurer
                  Mark J. Rybarcyzk         Executive Vice President,
                                              Human Resources
                  Kevin J. Dell             Senior Vice President, General
                                              Counsel and Secretary
                  Edward S. Forman          Assistant Secretary

                  SECTION 1.05 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporation, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  SECTION 2.01 Conversion of Securities of the Company. By virtue of the Merger and without any action on the part of the holders of the common stock, $.01 par value, of the Company ("Company Common Stock"), at the Effective Time all outstanding shares of the Company Common Stock (subject to the terms of Section 2.04(c) below) shall be converted into the right to receive fully paid and nonassessable shares of Parent Common Stock on the following basis:

                  (a) Net Merger Price. The aggregate consideration to be paid in connection with the Merger shall be paid in the form of Parent Common Stock valued, as set forth below, at Eleven Million Three Hundred Fifty Thousand Dollars ($11,350,000.00) less (i) the sum of One Hundred Seventy Six Thousand Eight Hundred Six Dollars ($176,806.00) payable by the Company to a former shareholder of the Company (the "Former Shareholder Obligation"), (ii) all amounts payable by the Company to Cross Hill Financial Group Inc. or any affiliate of Cross Hill Financial Group Inc. (formerly called Anchor Financial Group LLC) (collectively "Cross Hill"), hereinafter referred to as the "Cross Hill Obligation", (iii) the ascribed value (as set forth and described in Section 2.02(c) below) of the outstanding Company Options (hereinafter defined), which Company Options will be converted into options to purchase Parent Common Stock pursuant to the terms hereof as of the Effective Time and (iv) all amounts, if any, paid or payable by Parent, the Company, the Surviving Corporation, Securities Consultants International, LLC, a Georgia limited liability company ("SCI") and/or The Dover Group, LLC, a Georgia limited liability company ("Dover Group") pursuant to Section 7.17 hereof to redeem units in SCI and Dover Group held by persons other than the Company (the "Minority Interests"), including, without limitation, all amounts payable in respect of the Minority Interest Notes (hereinafter defined), (the "Net Merger Price"). The Net Merger Price shall be divided by the average of the closing price per share of Parent Common Stock (the "Average Price") as reported by the National Association of Securities Dealers Inc. Automated Quotation System ("NASDAQ") for the trading days in the period beginning on the date of execution of this Agreement and ending two (2) days immediately prior to the date on which the Effective Time shall occur, provided that if there shall be fewer than twenty (20) trading days in such period, then the Average Price shall be the average of the closing price per share as quoted on NASDAQ for each of the last twenty (20) trading days ending two (2) days prior to the Effective Time, which Average Price shall be used to determine the number of shares of Parent Common Stock into which the outstanding shares of Company Common Stock shall be converted in the Merger (the "Aggregate Parent Common Stock Consideration").

                  (b) Exchange Value. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and excluding any such shares held in the treasury of the Company, which shall be cancelled as provided in paragraph (e) below) (all such shares collectively referred to herein as the "Exchange Shares") shall be converted into the right to receive the number of shares of Parent Common Stock (the "Exchange Value"), determined by dividing the Aggregate Parent Common Stock Consideration by the aggregate number of Exchange Shares. If, prior to the Effective Time, Parent should split or combine the outstanding shares of Parent Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock, then the determination of the Exchange Value shall be appropriately adjusted to reflect such split, combination, dividend or other distribution.

                  (c) Treasury Stock. Any shares of capital stock held in the treasury of the Company as of the Effective Time shall be cancelled and retired as of the Effective Time and no capital stock of Parent, cash or other consideration shall be paid or delivered in exchange therefor.

                  SECTION 2.02 Company Options. (a) Prior to the Effective Time, each outstanding option to purchase units of SCI and/or Dover Group, all which are set forth on Schedule 3.04(b) (the "Unit Options"), shall be converted into a Company Option (hereinafter defined) as set forth on Schedule 2.02(a), which Company Options shall not be exercisable prior to the Effective Time. Each stock option to purchase shares of Company Common Stock outstanding immediately prior to the Effective Time, including, without limitation such options as shall have been issued upon conversion of the Unit Options (each, a "Company Option"), whether or not then exercisable or vested, shall, at and after the Effective Time, remain outstanding and shall be converted, subject to the terms of Section 2.02(d) below, into and become the right to purchase, subject to the satisfaction of the vesting provisions and other terms applicable to nonqualified stock options granted under Parent's stock option plans, that number of shares of Company Common Stock subject to such Company Option immediately prior to such conversion multiplied by the

Exchange Value and rounded to the nearest whole share of Parent Common Stock.

                           (b) Notwithstanding anything herein or pursuant to
the terms of the Company Options to the contrary, the exercise price applicable to each Company Option shall, upon such conversion to an option to purchase Parent Common Stock (each such converted option hereinafter referred to as a "Parent Stock Option"), be adjusted as follows: the option exercise price applicable to each Company Option shall, upon conversion to a Parent Stock Option, be adjusted to an exercise price per share of Parent Common Stock calculated by dividing (x) the aggregate exercise price for all shares of Company Common Stock subject to such Company Option immediately prior to such conversation by (y) the number of shares of Parent Common Stock subject to such Parent Stock Option immediately after such conversion and rounded down to the nearest $.01.

                           (c) The ascribed value of the Company Common Stock
Options for the purposes of clause (iii) of Section 2.01(a) shall be the product calculated by multiplying (A) Eleven Million Three Hundred Fifty Thousand Dollars ($11,350,000.00), less the sum of the amounts determined under clauses
(i), (ii) and (iv) of Section 2.01(a), by (B) a fraction, the numerator of which is (i) the number of shares of Company Common Stock subject to Company Options outstanding immediately prior to the Effective Time (the "Number of Option Shares"), and the denominator of which is (ii) the sum of (x) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, plus (y) the Number of Option Shares.

                           (d) As soon as practicable after the Effective Time,
Parent shall file a registration statement with the Securities and Exchange Commission (the "SEC") and take such other actions as are reasonably necessary so as to enable holders of Company Options to receive registered shares of Parent Common Stock upon exercise of any such Parent Stock Options in accordance with their terms.

                  SECTION 2.03 Acquisition Common Stock. At the Effective Time, each of the One Hundred (100) shares of common stock, $.01 par value, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one (1) share of the common stock, $.01 par value, of the Surviving Corporation, which shall constitute all of the issued and outstanding shares of the Surviving Corporation after the Effective Time.

                  SECTION 2.04 Exchange of Certificates. (a) Promptly after the Effective Time, each Shareholder shall deliver to Parent the certificate or certificates representing their shares of Company Common Stock (each, a "Certificate"), in form sufficient for transfer and cancellation pursuant thereto, which shall thereupon be deemed terminated and of no further force or effect. As a condition to the issuance of Parent Common Stock hereunder, each holder of an interest in shares of Company Common Stock who is not a party to this Agreement, shall submit the Certificate (or Certificates) for such shares to Parent together with a letter of transmittal, in form and substance satisfactory to Parent, containing such investment representations and warranties and covenants, respectively, consistent with Section 4.04, as shall be required by Parent (the "Transmittal Letter"). Upon surrender of a Certificate (or Certificates) for cancellation to Parent in form sufficient for transfer and cancellation pursuant hereto and delivery to Parent of such other documents as may reasonably be required by Parent, the Shareholder surrendering such Certificate (or Certificates), together with an executed Transmittal Letter as applicable, shall be entitled to receive in exchange therefor (x) a certificate evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock evidenced by such Certificate (or Certificates) and (y) a check representing the amount of cash in lieu of fractional shares of Parent Common Stock, if any, and unpaid dividends or other distributions, if any, to which such holder is entitled pursuant to the provisions of this Section 2.04, after giving effect to any applicable withholding tax, and the Certificate (or Certificates) so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to the shareholders.

                  (b) No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. After surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore declared with respect to such whole shares of Parent Common Stock and not paid, less the amount of any applicable withholding taxes thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of such surrender and with a payment date subsequent to the date of such surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any applicable withholding taxes thereon.

                  (c) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. Each holder of shares of Company Common Stock who would otherwise have been entitled to receive in the Merger a fraction of a share of Parent Common Stock (after taking into account all certificates surrendered by such holder) shall be entitled to receive, in lieu thereof, a check in an amount (without interest) equal to such fractional part of a share of Parent Common Stock multiplied by the Average Price.

                  (d) From and after the date of this Agreement, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of Company Common Stock on the records of the Company.

                  (e) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting of a bond in such reasonable amount as the Surviving Corporation may direct, Parent shall issue in exchange for such Certificate the shares of Parent Common Stock and, if any, cash in lieu of fractional shares and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof as provided herein.

                  (f) Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a certificate representing One (1) share of the common stock of the Surviving Corporation, and Parent shall cause the certificates representing the shares of the capital stock of Acquisition to be cancelled.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                                AND SHAREHOLDERS

                  Each of the Company and each Shareholder, jointly and severally, hereby represents and warrants to Parent and Acquisition, knowing and intending that each of Parent and Acquisition is relying hereon in entering into the transactions contemplated hereby, as follows:

                  SECTION 3.01 Authority Relative to Agreement. The Company has all requisite power and authority to enter into and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and by the shareholders of the Company, and no other corporate proceedings on the part of the Company or the Shareholders are necessary to authorize this Agreement and the transactions contemplated hereby. No shareholder of the Company has validly asserted, or has the legal right to assert, dissenter's rights under the GBCC with respect to the Merger.

                  SECTION 3.02 Shareholders' Title to Stock. The shares of Company Common Stock identified on Schedule 3.04(a) represent, collectively, all of the issued and/or outstanding shares of capital stock or other equity interests in the Company. Except as listed in Schedule 3.02, neither the Company nor the Shareholders are parties to any shareholders agreement, buy-sell agreement or similar agreement or arrangement.

                  SECTION 3.03 Organization, Standing and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia and has the corporate power and lawful authority to own and hold its properties and conduct its business as now owned, held and conducted in its state of incorporation and the states in which it has qualified to do business. The Company is qualified and in good standing in all states (or other jurisdictions) in which such qualification is required by reason of the nature or extent of business conducted by the Company therein, except where the failure to be so qualified would not have "Material Adverse Effect" (hereinafter defined) on the Company or the Surviving Corporation. Such states (and jurisdictions) are specified in Schedule 3.03 attached hereto. Each of the subsidiaries of the Company is disclosed on Schedule 3.05 hereof (each a "Subsidiary" and, collectively, the "Subsidiaries"). Each Subsidiary is a duly organized corporation or limited liability company, as set forth on Schedule 3.05, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the lawful power and lawful authority to own and hold its properties and conduct its business as now owned, held and conducted in the jurisdiction of its incorporation or organization and the states in which it is qualified to do business. Each Subsidiary is qualified and in good standing in all states (or other jurisdictions) in which such qualification is required by reason of the nature or extent of business conducted by such Subsidiary therein, except where the failure to be so qualified would not have a Material Adverse Effect on the Company or the Surviving Corporation.

                  SECTION 3.04 Stock of the Company; Company Options and Unit Options. (a) The authorized capital stock of the Company consists in its entirety of Ten Million (10,000,000) shares of Company Common Stock, $.01 par value, of which Two Million Nine Hundred Nine Thousand (2,909,000) shares of Company Common Stock are validly issued and outstanding, fully paid and nonassessable. The number of shares of Company Common Stock owned of record by each holder thereof is set forth in
Schedule 3.04(a) hereof. Except as set forth on Schedule 3.04(b), neither the Company nor SCI nor Dover Group or any of their Affiliates (hereinafter defined) have any outstanding subscription, warrants, convertible securities, obligations, options, or rights entitling others to acquire shares of capital stock of the Company, or any outstanding securities, options, warrants, rights or units or other equity interests of a Subsidiary or other instruments convertible into shares of capital stock of the Company or units or other equity interests of a Subsidiary.

                           (b) Schedule 3.04(b) accurately and completely sets
forth and identifies the respective holders of all Company Options and Unit Options outstanding on the date hereof, the number of Company Options held by each holder, the applicable exercise price and vesting schedule with respect thereto. True, complete and correct copies of all agreements relating to said Company Options and Unit Options have been delivered to Parent. The Company shall have effectively converted all Unit Options to Company Options prior to the Effective Time.

                  SECTION 3.05 Subsidiaries. There is no corporation, partnership, joint venture, or other entity in which the Company has, directly or indirectly, any investment or to which the Company has made an advance of cash, other than the Subsidiaries and other entities listed on Schedule 3.05 attached hereto. The number of outstanding shares or units or other equity interests of each Subsidiary and the name of each holder of record thereof is set forth on Schedule 3.05. Neither the Company nor any Subsidiary is under any obligation to acquire any securities from any person or entity.

                  SECTION 3.06 Articles of Incorporation and By-Laws. True and complete copies of the Company's Articles of Incorporation (the "Articles of Incorporation") and By-Laws (in each case together with any amendments thereto) and true and complete copies of each of the constituent organizational documents and instruments of each Subsidiary (in each case together with any amendments thereto) have been delivered by the Company to Parent.

                  SECTION 3.07 Execution and Performance of Agreement; Validity and Binding Nature. The execution and delivery of this Agreement, and the performance by the Company of the terms of this Agreement and the transactions contemplated hereby, will not result in a breach of any of the terms of, or constitute a violation of or default under, the Articles of Incorporation or By-Laws of the Company or any statute, any contract or commitment listed or required to be listed on Schedule 3.11(a) or Schedule 3.19(a) hereto or any indenture, loan agreement or debt instrument by which the Company or any of the Subsidiaries or any of their respective properties are bound except as set forth on Schedule 3.19(a). This Agreement has been duly executed and delivered by the Company. This Agreement is, and the documents and agreements executed and delivered by the Company pursuant to the terms hereof, when duly executed and delivered by all parties whose execution and delivery thereof is required, will be, legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

                  SECTION 3.08 Financial Statements. The Company has delivered to Parent (i) the unaudited consolidated balance sheet of the Company as of April 30, 1999 (the "Balance Sheet"), (ii) the audited consolidated balance sheet of Dover International, LLC ("Dover International") as of December 31, 1998 and the related audited consolidated statement of earnings and members' equity and cash flows, and notes thereto, and (iii) the audited consolidated balance sheet of Dover International as of December 31, 1997 and the related unaudited consolidated statement of earnings, and notes thereto, audited by Bearden & Smith, certified public accountants, as applicable. The Balance Sheet and said related financial statements and notes thereto as of said dates and for such periods are hereinafter referred to collectively as the "Financial Statements". Each of the Financial Statements (a) has been prepared from the books and records of the Company, (b) has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis with prior periods covered thereby, and (c) presents fairly in all material respects the financial position of the Company or Dover International, as applicable, as at its respective date and the results of the Dover International's operations, members' equity and cash flows for such periods, as applicable, subject, in the case of unaudited interim financial statements, to year-end adjustments and footnotes. The books and records of the Company have been kept, and will be kept to the Effective Time, in reasonable detail and in accordance with the same accounting principles heretofore used consistently applied and fairly and accurately reflect in all material respects, and will fairly and accurately reflect to the Effective Time in all material respects, all of the transactions of the Company.

                  SECTION 3.09 Intellectual Rights. Schedule 3.09 attached hereto contains a complete and correct list and accurate description of (a) all registered trademarks and service marks, trademark and service mark applications, and all unregistered trademarks, service marks, trade names, logos and other symbols, names or marks used by the Company or any Subsidiary to identify the Company or any Subsidiary or their respective products or services to the extent those that are unregistered are material to the business of the Company or a Subsidiary (the "Trademarks"), (b) all registered copyrights of the Company or any Subsidiary (the "Copyrights"), and (c) all patents and patent applications of the Company or any Subsidiary (the "Patent Rights"); in each case (i) owned by the Company or a Subsidiary, or (ii) licensed to the Company or a Subsidiary under valid and enforceable agreements, in each case exclusive of the software described in Section 3.10 hereof. The Company and each Subsidiary owns, or possesses adequate rights to use, all the Trademarks, the Copyrights, and the Patent Rights, and all inventions, processes, designs, formulas, trade secrets and other intellectual property rights or interests necessary for the conduct of its business (collectively, the "Intellectual Rights"), in each case free and clear of all licenses, liens, charges or encumbrances, except as specified in Schedule 3.09 or licensed to the Company or any Subsidiary under valid and enforceable agreements, and in each case exclusive of such software. The protection of patents is not material to the conduct of the business of the Company or any Subsidiary. Neither the Company nor any Shareholder is aware of any infringements by any third parties of any Intellectual Rights or any conflict with or infringement of asserted rights of others with respect to the same.

                  SECTION 3.10      Software.

                  Neither the Company nor any Subsidiary owns or licenses computer software or related programs other than (a) off-the-shelf software licensed to the Company or a Subsidiary and used in the ordinary course of business of the Company or a Subsidiary and (b) the software described in
Schedule 3.10, which is based on off-the-shelf and commercially available software applications and is in some instances sold or licensed by the Company or a Subsidiary to customers of the Company or a Subsidiary. No Shareholder is aware of any infringement or conflict with the rights of others which arises out of the use by the Company or a Subsidiary, or the sale or license by the Company or a Subsidiary to customers of the Company or a Subsidiary, of any of the software described on Schedule 3.10.

                  SECTION 3.11      Major Customers, Suppliers and Consultants.

                           (a) Schedule 3.11(a) contains (i) the names and
business addresses of those customers of the Company and each Subsidiary which individually accounted for $50,000 or more of the aggregate amount of revenues received by the Company and each such Subsidiary during the twelve months ended April 30, 1999, which amount of revenues for each such customer is set forth on
Schedule 3.19(a) (collectively, the "Major Customers"). Schedule 3.19(a) identifies the respective contracts or commitments the Company and/or any such Subsidiary has entered into with respect to the Major Customers which will remain to be performed, in whole or in part, after the Effective Time in excess of $50,000. True and complete copies of those contracts or commitments which are in writing have been heretofore delivered to Parent, and written summary descriptions of those contract commitments which are oral have heretofore been delivered to Parent. To the knowledge of each Shareholder, no Major Customer has expressed to the Company its intention to cancel or otherwise terminate its relationship with the Company or a Subsidiary, and to the best knowledge of each Shareholder, all of such contracts and commitments will continue in full force and effect after the Effective Time.

                           (b) Schedule 3.11(b) contains the names and business
addresses of all of the suppliers and consultants (excluding temporary subcontractors engaged by the Company in the ordinary course of business and who are not material to the Company's business) from whom the Company or a Subsidiary purchased, during the twelve (12) month period ending April 30, 1999, goods and/or services, the aggregate cost of which exceeded Fifty Thousand Dollars ($50,000) or which suppliers or consultants are in any event material to the continued operation of the business of the Company or a Subsidiary in the ordinary course (collectively, the "Major Suppliers"). Except as disclosed on
Schedule 3.11(b), neither the Company nor a Subsidiary has other suppliers or consultants which are material to its business as presently conducted. No Major Supplier listed in Schedule 3.11(b) has expressed to the Company or to any Shareholder its intention to cancel or otherwise terminate its relationship with the Company, and, to the knowledge of the Company and each Shareholder, a continuing relationship with each such supplier is not in jeopardy.

                  SECTION 3.12 Employment, Deferred Compensation or Similar Agreements; Collective Bargaining Agreements; Employee Benefit Plans.

                  (a) Except as disclosed in Schedule 3.12(a), neither the Company nor a Subsidiary is a party to any agreement or employment contract or deferred compensation or similar arrangement with any of its employees or former employees. There are no collective bargaining agreements covering any employees of the Company or a Subsidiary. The business of the Company and each Subsidiary is not affected by any present strike or other labor disturbance involving its employees nor, to the best knowledge of the Company or any Shareholder, is any union attempting to represent, as collective bargaining agent, any person employed by the Company or a Subsidiary.

                  (b) Except as disclosed in Schedule 3.12(b), neither the Company nor a Subsidiary sponsors or maintains or is otherwise a party to or liable under any plan, program, fund or arrangement (whether or not qualified for Federal income tax purposes), whether benefiting a single individual or multiple individuals, and whether funded or not, that is an "employee pension benefit plan," or an "employee welfare benefit plan," as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any incentive or other benefit arrangement for its employees, their dependents and beneficiaries.

                  (c) Except as disclosed in Schedule 3.12(c) hereto, neither the Company nor a Subsidiary has or contributes to any multi-employer plan (as defined in Section 3(37) of ERISA), has incurred any liability under Section 4201 of ERISA for any complete or partial withdrawal from any multi-employer plan and has not assumed any such liability by any prior owner of any of its assets or properties.

                  (d) Each employee pension benefit plan maintained by the Company or a Subsidiary is listed on Schedule 3.12(b) and complies in all material respects with the requirements of ERISA. No "reportable event" within the meaning of Section 403 of ERISA has occurred with respect to any such plan, and neither the Company nor a Subsidiary has engaged in any "prohibited transaction" within the meaning of Section 406(a) or (b) of ERISA or of Section 4975(c) of the Code for which a statutory or regulatory exemption is not available to the Company or such Subsidiary with respect to any such plan; and no such plan has been terminated in accordance with the procedures set forth in
Section 4041 or 4042 of ERISA.

                  (e) No liability has been incurred by the Company or a Subsidiary for any material tax imposed by Section 4975 of the Code with respect to any plan described in Schedule 3.12(b). The Company and each Subsidiary, as applicable, has, and shall have, for all periods ending on or prior to the Effective Time, administered each employee pension benefit plan and each employee welfare benefit plan described in Schedule 3.12(b) in all material respects in compliance with the reporting, disclosure and all other requirements applicable thereto under ERISA, the Code or any other applicable law.

                  SECTION 3.13      Real Estate.

                  (a) Schedule 3.13(a) contains a true and correct description of all real estate owned by the Company or any Subsidiary or in which the Company or a Subsidiary has any direct or indirect ownership interest (the "Owned Real Estate"). The Owned Real Estate is owned by the Company or a Subsidiary, as indicated in Schedule 3.13(a), in fee simple free and clear of all liens and encumbrances except as set forth on Schedule 3.13(a) and except for immaterial liens, restrictions and encumbrances. The Company has delivered to Parent the most recent title report and survey covering the Owned Real Property.

                  (b) Schedule 3.13(b) contains a true and correct list of all leases, subleases or other agreements under which the Company or a Subsidiary is lessee or subtenant or lessor or sublessor of real estate ("Leased Real Estate"). True and complete copies of all such leases, subleases or other agreements have been delivered by the Company to Parent.

                  (c) To the knowledge of each Shareholder, all Owned Real Estate and Leased Real Estate (and improvements thereon) is in good operating condition and repair, reasonable wear and tear excepted and taking into account age and usage, and, to the knowledge of the Company and each Shareholder, conforms in all material respects with all applicable building, zoning, planning, environmental and other regulations, ordinances or laws, and the Company has the right to use all real estate necessary in all material respects to the conduct of its business as currently conducted.

                  SECTION 3.14 Title to and Condition of Personal Property. The Company and each Subsidiary has merchantable title to all personal property reflected in the Balance Sheet or acquired subsequent to the date of the Balance Sheet (other than inventory disposed of since that date in the ordinary course of business), free and clear of all liens or encumbrances except as described in
Schedule 3.14 hereto (the "Liens"). All of the personal property owned by the Company and each Subsidiary is in good operating condition and repair, reasonable wear and tear excepted and taking into account age and usage. The Company and each Subsidiary owns or has the right to use all such personal property necessary to the conduct of its business as currently conducted.

                  SECTION 3.15 Accounts Receivable. The accounts receivable of the Company and Subsidiaries reflected in the Balance Sheet or acquired by the Company or a Subsidiary subsequent to the date of the Balance Sheet (a) are true, bona fide accounts receivable of the Company and Subsidiaries, created in the ordinary course of business, and (b) have not at any time been placed for collection with any attorney, collection agency or similar individual or firm. No Shareholder knows or has reason to know of any offsets, credits or counterclaims to which such accounts receivable are subject or that such accounts receivable are not fully collectible in amounts not less than the aggregate amount thereof, net of reserves established therefor on the books of the Company and Subsidiaries and reflected in the Balance Sheet.

                  SECTION 3.16 Intentionally Omitted.  INTENTIONALLY OMITTED.

                  SECTION 3.17 Taxes. The Company and each Subsidiary, as applicable, has properly and correctly completed and filed all federal, state, county, municipal and other tax returns, reports and declarations which are required to be filed by it and has paid or accrued on the Financial Statements all taxes, penalties and interest which have become (or may hereafter become) due pursuant thereto or which became (or may hereafter become) due pursuant to assessments. Neither the Company nor a Subsidiary has received any notice of deficiency or assessment of additional taxes, and no tax audits are in process. The last year for which the federal or state income taxes or other taxes of the Company and Subsidiaries have been examined is set forth accurately and completely on Schedule 3.17 hereto. Neither the Company nor a Subsidiary has granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or other tax. On December 8, 1997, the Company duly filed with the Internal Revenue Service an election to be taxed as an S Corporation, which election is in effect on the date hereof.

                  SECTION 3.18 Litigation. Except as disclosed in Schedule 3.18, there is no litigation, investigation or proceeding pending or, to the knowledge of the Company and each director and officer of the Company, threatened, involving the Company or any Subsidiary or any of their respective properties. There are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal materially affecting or materially limiting the conduct of the business of the Company or a Subsidiary.

                  SECTION 3.19 Other Material Contracts and Commitments. (a) Except as disclosed in Schedule 3.19(a) or in another Schedule hereto, neither the Company nor a Subsidiary is a party to, and none of its properties are bound by, any of the following types of contracts or commitments, written or oral: (i) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit or imposition of an encumbrance on any of the assets of the Company or a Subsidiary, (ii) agreements with any labor union or other collective bargaining unit, (iii) bonus or compensation agreements (including nonqualified deferred compensation) which have not been incurred in the ordinary course of business of the Company or a Subsidiary consistent with past practices, (iv) profit-sharing, stock option, pension, or retirement agreements, shareholder or similar agreements or arrangements, trusts, or funds for the benefit of employees, (v) consulting, sales agency, manufacturer's representative, distributorship or supply agreements, (vi) other contracts and commitments which are non-cancelable by the Company or a Subsidiary and which in any case require the payments or receipts of more than $50,000 to be paid or received after the date hereof, (vii) any contract for the purchase, sale or lease of real or personal property, either as lessor or lessee, which contracts have not been fully performed as of the date hereof, or which in any case involve payment in excess of $50,000; (viii) any contract with any officer, director or with any employee of the Company or a Subsidiary (other than agreements relating to current wage or salary payments terminable by the Company on notice of thirty (30) days or less), (ix) any contract or promissory note or other instrument with any Affiliate (as hereinafter defined) of the Company or a Subsidiary, or (x) any guarantee or obligation to provide funds or assume the debt of any person or entity. The Company has delivered to Parent complete and correct copies of all written contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements, described in Schedule 3.19(a) or any other Schedule hereto. Neither the Company nor a Subsidiary, as applicable, is in default with respect to any such contract, and to the knowledge of each Shareholder no other party to any such contract is in default with respect thereto. Except as disclosed in Schedule 3.19(a), each such contract will continue in full force and effect after the Effective Time without any right on the part of any party thereto to terminate the same as a result of the occurrence of the Merger. For purposes of this Agreement, "Affiliate" of the Company or a Subsidiary means (i) any corporation, partnership, limited liability company, trust or other entity in control of, controlled by or under common control with the Company or a Subsidiary; and (ii) any officer, director, trustee, general partner or general manager of any corporation, partnership, limited liability company, trust or other entity in control of, controlled by or under common control with the Company. Schedule 3.19(a) discloses all Affiliates of the Company other than persons unrelated to the Company which may be deemed to be under common control with the Company solely by reason of equity interests in such persons being held by shareholders of the Company which are business entities currently in existence.

                  (b) Cross Hill is successor in interest to Anchor Finance Group LLC. The payment by Parent of the Cross Hill Obligations as contemplated by this Agreement will satisfy in full all of the Company's obligations to Cross Hill and/or Anchor Financial Group LLC.

                  SECTION 3.20 Labor Relations. Except as disclosed in Schedule 3.20, the Company and each Subsidiary, in the conduct of its affairs, has complied in all material respects with all applicable laws (including, without limitation, labor and tax laws), and regulations relating to the hiring and employment of employees and independent contractors, including, without limitation, those related to discrimination, wages, hours, collective bargaining, employee pension and welfare benefit plans, and the payment of (and withholding for) income, Social Security and other taxes, and neither the Company nor a Subsidiary is liable for any penalties or damages for failure to comply with any of the foregoing. There are no unfair labor practice claims or charges pending or to the knowledge of each Shareholder, threatened involving the Company or a Subsidiary.

                  SECTION 3.21 Insurance. Schedule 3.21 hereto contains a list and description (including the name of the insurer, coverage and expiration date) of all insurance policies maintained by the Company or a Subsidiary.
Schedule 3.21 further lists all claims presently pending or threatened which are covered by such policies. Neither the Company nor a Subsidiary has received notice of cancellation or non-renewal of any of such policies.

                  SECTION 3.22 Conduct of Business and Absence of Changes. Except as disclosed in Schedule 3.22, since April 30, 1999, the Company and each Subsidiary has conducted its business in the regular and ordinary course and has not (i) undergone any material adverse change in its condition (financial or otherwise), assets, liabilities, business, or operations, (ii) sold or otherwise disposed of any material amount of its assets outside of the ordinary course of its business, (iii) declared, set aside, made or paid any cash or stock dividend or distribution or purchased, issued or sold any shares of its capital stock or other equity interest, (iv) incurred any indebtedness for borrowed money or issued or sold any debt securities, (v) instituted any increase in the compensation payable or to become payable to any officers or employees or any changes in personnel policies or employees benefits, or (v) made any payment to any Shareholder or holder of an equity interest except for payments described in a Schedule hereto and regular salary and ordinary and necessary business expenses.

                  SECTION 3.23 Compliance with Laws; Governmental Authorizations. The Company and each Subsidiary is in compliance, in all material respects, with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, governmental permits and other governmental authorizations or approvals applicable to it or any of its properties, and all governmental authorizations or approvals necessary for the conduct of the business of the Company and each Subsidiary have been duly and lawfully obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of the Company and each Shareholder, threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any thereof, the effect of which would result in a Material Adverse Effect on the Company. Neither the Company nor a Subsidiary has received notice of any alleged violation of any applicable statute, law, ordinance, rule, regulation, judgment, order, decree, governmental permit or other governmental authorization or approval necessary in any material respect for the conduct of the business of the Company or a Subsidiary.

                  SECTION 3.24 Officers, Directors and Depositories. Schedule
3.24 hereto contains the names of all the officers and directors of the Company and each Subsidiary and the names of all depositories of its funds and the names of the officers and other persons empowered to sign instruments withdrawing funds from said depositories.

                  SECTION 3.25      Environmental Matters.

                           (a) The business and operations of the Company and
each Subsidiary comply with all Federal, state and local laws, rules, regulations and directives pertaining to the environment. No governmental agency has asserted any claim or, to the knowledge of any Shareholder, threatened to assert any claim against the Company or a Subsidiary in respect of its business, any assets owned or leased by it, T 27 real properties leased by it, or the condition, use or operation thereof by the Company or a Subsidiary, arising out of any Federal, state or local law, rule, regulation or directive pertaining to the environment.

                           (b) To the knowledge of each Shareholder, there are
nowhere on any Owned Real Property or any real property, used or otherwise under the control of the Company or a Subsidiary any deposits, dumps, or tanks of toxic or other poisonous, dangerous or noxious waste, fluids, solvents, chemicals or effluents, all of which chemicals, fuels and fluids are properly and safely stored, identified, labeled and maintained in accordance with applicable industrial standards and all governmental or other laws or regulations relating thereto. Neither the Company nor a Subsidiary discharges and has discharged from any Owned Real

Property, Leased Real Property or any real property, used or otherwise under its control, whether by effluent, emission or other means, any noxious, toxic, hazardous or deleterious matter or gases. All discharges of waste material and other substances from the operating facilities of the Company and each Subsidiary are in compliance with applicable law and covered by valid permits and licenses, where required.

                  SECTION 3.26 Third Party and Governmental Consents. Except as disclosed in Schedule 3.26 hereto, and except for the filing of a Certificate of Merger with the Secretary of State of Georgia in accordance with the GBCC (collectively, the "Required Consents"), no consent, authorization, approval, order, license, certificate or permit of or from, or registration, declaration or filing with, any governmental authority or any court or other tribunal or any other person, firm or entity, nor under any contract, indenture, mortgage, lease, license or other agreement or instrument to which the Company or a Subsidiary is a party or by which the Company or a Subsidiary or any of their respective assets or properties is subject or bound, is required by or with respect to the Company or a Subsidiary in connection with the execution, delivery or performance of this Agreement or of any other agreement, document or instrument to be executed and delivered by the Company pursuant hereto or in connection herewith or the consummation of the transactions contemplated hereby or thereby.

                  SECTION 3.27 Licenses and Permits. The Company and each Subsidiary has obtained all governmental consents, approvals, waivers and permits and all consents, approvals or waivers of third parties required in connection with the ownership of the assets of the Company and each Subsidiary and the operation of the business of the Company and such Subsidiary as presently and heretofore conducted, except those licenses, permits, consents, approvals and waivers as to which the failure to obtain would not have a Material Adverse Effect on the Company (herein collectively referred to as the "Licenses"). The Licenses are listed on Schedule 3.27 attached hereto.

                  SECTION 3.28 Absence of Undisclosed Liabilities. Except as and to the extent disclosed or accrued on the Financial Statements submitted to Parent pursuant to the terms hereof, there exist no liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise, matured or unmatured, or known or unknown) in respect of the business or assets of the Company and Subsidiaries of the type required to be reflected in financial statements prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business after the date of the Balance Sheet. Neither the Company nor any Shareholder knows of any basis for assertion against the

Company or a Subsidiary of any claim or liability of any nature in any amount not fully disclosed in the Financial Statements.

                  SECTION 3.29 Loans to or from Officers, Directors, Shareholders or Employees. Except as set forth in Schedule 3.29, neither the Company nor a Subsidiary has outstanding any loans or advances to, or other indebtedness from, any director, officer, Shareholder or employee of the Company or a Subsidiary or any member of their respective families, and there are no loans or advances made to the Company or a Subsidiary by, or indebtedness incurred by or on behalf of the Company or a Subsidiary from, any director, officer, Shareholder or employee of the Company or a Subsidiary or any member of their respective families (the "Related Party Loans"). True and complete copies of all promissory notes or other agreements or documents evidencing the Related Party Loans have been heretofore delivered to Parent.

                  SECTION 3.30 Contract Losses. Adequate provision has been made in the Financial Statements in accordance with GAAP for the known and anticipated losses, if any, for any outstanding and uncompleted contracts with customers of the Company and/or a Subsidiary.

                  SECTION 3.31 Year 2000 Compliance. The Company has (i) reviewed its operations and the operations of each Subsidiary with a view to assessing whether its business could be adversely affected by a Year 2000 Problem (hereinafter defined), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with such timetable. The Company has a reasonable basis to believe that its computer-based systems (and those of all of the Subsidiaries) are able to process effectively dates, including dates before, on or after January 1, 2000, without experiencing any Year 2000 Problem that could reasonably be expected to have a Material Adverse Effect on the Company or the Surviving Corporation. For purposes of this Agreement, a "Year 2000 Problem" shall mean any significant risk that computer hardware, software or equipment containing embedded microchips essential to the business or operations of the Company or a Subsidiary or the Surviving Corporation will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of time periods occurring before January 1, 2000, including without limitation the making of accurate leap year calculations.

                                   ARTICLE IV

                                   ADDITIONAL
                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

                  Each Shareholder hereby represents and warrants to Parent and Acquisition, as to itself, severally and not jointly, as follows, knowing and intending that each of Parent and Acquisition is relying hereon in entering into the transactions contemplated hereby:

                  SECTION 4.01 Authority and Capacity Relative to Agreement. Such Shareholder has all requisite power, authority and legal capacity to enter into and perform each of its obligations hereunder.

                  SECTION 4.02 Execution and Performance of Agreement; Validity and Binding Nature. The execution and delivery of this Agreement, and the performance by such Shareholder of the terms of this Agreement and the transactions contemplated hereby, will not result in a material breach of any of the terms of, or constitute a violation or default under, any statute or contract, indenture or other instrument by which such Shareholder or any of its respective properties are bound, and no consent, approval, authorization or order of any court or governmental authority is required in connection with the execution and delivery of this Agreement by such Shareholder and the performance by such Shareholder of the terms of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and, together with the other documents and agreements to be executed by all parties whose execution and delivery thereof is required, constitutes the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity. Such Shareholder has the legal right and authority to vote the shares of Company Common Stock held of record by it in favor of the execution, delivery and performance of this Agreement and the consummation of the Merger in accordance with the provisions hereof.

                  SECTION 4.03 Stock of the Company. The number of shares of Company Common Stock or units or other equity interests of a Subsidiary beneficially owned by such Shareholder is as identified on Schedule 3.04(a) opposite the respective Shareholder's name. The shares of Company Common Stock or units or other equity interests of a Subsidiary beneficially owned by such Shareholder are owned free and clear of all liens, claims, options, encumbrances or restrictions whatsoever. Such Shareholder has the full legal right and power and all authorizations and approvals required by law or otherwise to sell, transfer and deliver such shares or units or other equity interests as contemplated hereunder and to make the representations, warranties and agreements set forth in this Agreement. Except with respect to the shares of the Company Common Stock or units or other equity interests of a Subsidiary identified on Schedule 3.04(a) opposite the respective Shareholder's name, such Shareholder has no outstanding claim against the Company or a Subsidiary or any right whatsoever with respect to any shares of the capital stock of the Company or any units or other equity interest of a Subsidiary, including without limitation any other option, warrant or other right to acquire shares of the capital stock of the Company or any securities, options or other instruments convertible or exchangeable into shares of capital stock of the Company or units or other equity interests of a Subsidiary. Except as set forth in Schedule 3.02, no Shareholder is a party to any shareholders agreement, buy-sell agreement or similar agreement or arrangement with respect to the Company Common Stock or units or other equity interests in the Company or a Subsidiary.

                  SECTION 4.04 Additional Representations and Covenants of Shareholders.

                  (a) Each Shareholder understands that the issuance of the shares of Parent Common Stock pursuant to this Agreement is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by reason of Section 4(2) thereof based, in part, upon the representations, warranties and agreements of such Shareholder contained in this Agreement.

                  (b) Each Shareholder understands that neither the SEC nor any state securities commission has approved the Parent Common Stock or passed upon or endorsed the merits of an investment therein or confirmed the accuracy or adequacy of any information provided by Parent to the Shareholders or the accuracy or adequacy of any of the representations, warranties and agreements of Parent contained herein.

                  (c) Except as contemplated pursuant to Section 7.12 hereof, such Shareholder is acquiring Parent Common Stock solely for its own account for investment and not with a view to resale or distribution thereof, in whole or in part. Such Shareholder has no agreement or arrangement, formal or informal, written or oral, with any person to sell or transfer or otherwise dispose of all or any part of the Parent Common Stock, and has no present plans to enter into any such agreement or arrangement.

                  (d) Such Shareholder did not become aware of the offer and sale of Parent Common Stock through or as a result of any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or other media in connection with the offer and sale of Parent Common Stock contemplated hereby and is not purchasing Parent Common Stock through or as a result of any seminar or meeting to which such Shareholder was invited.

                  (e) Such Shareholder meets the requirements of at least one of the categories of an "accredited investor", as defined in Rule 501(a) promulgated under the Securities Act and as set forth in the form of Accredited Investor Certification attached hereto as Exhibit A. In connection with the closing of the transactions contemplated by this Agreement, such Shareholder shall certify to Parent, in the form of the certification set forth in Exhibit A, as to which category (or categories) of accredited investor is applicable to such Shareholder.

                  (f) Such Shareholder, or such Shareholder together with its purchaser representative, if any, has such knowledge and experience in financial, tax, and business matters in general, and investments in securities in particular, so as to enable such Shareholder to evaluate the merits and risks of an investment in Parent Common Stock and to make an informed investment decision with respect thereto.

                  (g) Such Shareholder recognizes that it must bear the substantial economic risks of the investment in Parent Common Stock indefinitely, because none of the Parent Common Stock may be sold, transferred, hypothecated or otherwise disposed of unless such Parent Common Stock is registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the certificates representing Parent Common Stock issuable stating that the shares represented thereby have not been registered under the Securities Act or applicable state securities laws, and appropriate notations thereof will be made in Parent's stock books.

                  (h) Such Shareholder has adequate means of providing for its current financial needs and foreseeable contingencies and has no need for liquidity of its investment in Parent Common Stock for an indefinite period of time. Such Shareholder's overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Parent Common Stock will not cause such commitment to become excessive.

                  (i) Such Shareholder is not relying on Parent or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in Parent Common Stock, other than as expressly contained in the representations and warranties of Parent contained in Article V hereof. There has been delivered to each Shareholder copies of this Agreement, Parent's Annual Report on Form 10-K for the Fiscal Year Ended June 30, 1998, Parent's 1998 Annual Report to Stockholders, Parent Quarterly Reports on Form 10-Q for the Quarters ended March 31, 1999 and December 31, 1998, Parent's Proxy Statement for its Annual Meeting held on November 16, 1998, Parent's Financial Statements (hereinafter defined) and the "Risk Factors" section of Parent's Prospectus dated October 9, 1998 (collectively, the "Parent Public Information"). Each Shareholder has read and fully understands the Parent Public Information.

                  (j) Such Shareholder, or such Shareholder together with its purchaser representative, if any, (i) has had the opportunity to obtain all information requested by it for the purpose of verifying the Parent Public Information or for any other purpose related hereto and (ii) has had the opportunity to meet with representatives of Parent and to have them answer any questions and provide such additional information regarding the terms and conditions of the transactions contemplated hereby, the information with respect to Parent included in the Parent Public Information and the business and prospects of Parent deemed relevant by such Shareholder, all of which questions have been answered and all of which requested information has been provided to the full satisfaction of such Shareholder. Such Shareholder is aware that an investment in Parent Common Stock is speculative and involves significant risks, including, among other things, the risk of the loss of such Shareholder's entire investment in Parent Common Stock.

                  (k) In evaluating the suitability of an investment in Parent, and in deciding to enter into this Agreement, such Shareholder has not relied upon any representation or other information (whether oral or written) other than as set forth in the representations and warranties of Parent contained in
Article V of this Agreement and in the Parent Public Information. No oral or written representations have been made, or oral or written information furnished, to such Shareholder or such Shareholder together with its purchaser representative, if any, in connection with the offer and sale of Parent Common Stock that are in any way inconsistent with the representations and warranties of Parent contained herein or any of the information contained in the Parent Public Information.

                  (l) Except as described in Schedule 4.04(l) hereto, such Shareholder has no beneficial interest, directly or indirectly, in any person, firm, corporation, partnership or other entity which is or within the past two years has been a supplier of any goods or services to the Company, including, without limitation, any Major Supplier, or from which the Company has received fees, including, without limitation, any Contract Party, other than as the beneficial owner of 1% or less of the voting securities of a publicly held corporation. The nature and amount of any such beneficial interest is disclosed in Schedule 4.04(l).

                  (m) Such Shareholder is familiar with the business, historical financial performance and prospects of the Company, including the risks associated therewith.

                  (n) Such Shareholder is not required to obtain any spousal consent in connection with the transactions contemplated hereby.


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Parent represents and warrants to the Company and each Shareholder as follows:

                  SECTION 5.01 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Parent.

                  SECTION 5.02 Subsidiaries. Each subsidiary of Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted. Each such subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Parent. All the outstanding shares of capital stock of Parent's subsidiaries are validly issued, fully paid and nonassessable and are owned by Parent or by a wholly-owned subsidiary of Parent.

                  SECTION 5.03 Capitalization. The authorized capital stock of Parent consists of 80,000,000 shares of Parent Common Stock, and, as of April 26, 1999, 26,962,831 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid and nonassessable. Except as contemplated hereby and except for options and stock purchase rights outstanding under Parent's employee stock purchase and stock option plans, and rights outstanding under the Rights Agreement dated May 7, 1997 between Parent and Bank of New York, as rights agent, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of Parent is authorized or outstanding and there is not any agreement of Parent to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Parent does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. At the Effective Time, Parent will have sufficient authorized but unissued shares or treasury shares of Parent Common Stock available for issuance in accordance with Article II hereof.

                  SECTION 5.04 Authority Relative to Agreement. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

                  SECTION 5.05 Non-Contravention. The execution and delivery of this Agreement by Parent and the consummation by

Parent of the transactions contemplated hereby will not (i) conflict with any provision of the Certificate of Incorporation or By-Laws of Parent or any of its subsidiaries or (ii) result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties, other than any such violation, default, loss or acceleration that would not materially adversely affect the ability of Parent to consummate the transactions contemplated hereby or to conduct the business of the Company and its subsidiaries after the Effective Time.

                  SECTION 5.06 Parent Public Information. Parent has provided to each Shareholder, or will provide each Shareholder prior to the shareholders' meeting referred to in Section 7.01(j) hereof, a copy of the Parent Public Information. The Parent Public Information does not, and will not, as of the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 5.07 Parent Financial Statements. The consolidated financial statements of Parent included in the Parent Public Information (the "Parent Financial Statements") (a) have been prepared from the books and records of Parent and its consolidated subsidiaries and (b) have been prepared in accordance with GAAP consistently applied and consistent with prior periods, subject, in the case of unaudited interim consolidated financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures. The consolidated financial statements of Parent included in the Parent Public Information fairly present in all material respects the financial position of Parent and its subsidiaries as of their respective dates, and the related consolidated statements of operations, shareholders' equity and cash flows included in the Parent Public Information fairly present in all material respects the results of operations of Parent and its subsidiaries for the respective periods then ended, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures.

                  SECTION 5.08 Absence of Certain Changes or Events. Except as contemplated hereby and except for the issuance of Parent Common Stock pursuant to employee benefit plans of Parent described in Section 5.03 above, since March 31, 1999, Parent has not (i) issued any Parent Common Stock or securities or obligations convertible into or exchangeable for Parent Common Stock, (ii) incurred any material liabilities (absolute or contingent), except in the ordinary course of business or (iii) suffered any Material Adverse Effect on Parent and its consolidated subsidiaries taken as a whole.

                  SECTION 5.09 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (i) filings pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated by the SEC thereunder, if applicable, (ii) filings with state securities agencies under state securities or blue sky laws, if applicable,(iii) the filing with Nasdaq of an application for the listing on the Nasdaq National Market of shares of Parent Common Stock to be issued in connection with the Merger, (iv) the filing of a Certificate of Merger with the Secretary of State of Georgia in accordance with the GBCC, (v) any licenses, permits, franchises or other governmental authorizations pertaining to the business of the Company and its subsidiaries that are required as a result of the consummation of the transactions contemplated hereby and (vi) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not materially adversely affect the ability of Parent to consummate the transactions contemplated hereby or to conduct the business of the Company and its subsidiaries, if any, after the Effective Time.

                  SECTION 5.10 Compliance with Law. Neither Parent nor any of its subsidiaries is in default under any order of any court, governmental authority or arbitration board or tribunal. Neither Parent nor any such subsidiary has received notice of any alleged violation of any applicable laws, ordinances and governmental rules and regulations to which Parent or any such subsidiary is subject, including, without limitation, federal securities and banking laws. Neither Parent nor any subsidiary has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, except where the failure to obtain such licenses, permits, franchises or other governmental authorizations would not have a Material Adverse Effect on Parent.

                  SECTION 5.11      Tax-Free Reorganization.

                  (a) It is Parent's intention that the fair market value of the Parent Common Stock and other consideration received by each Company shareholder will be approximately equal to the fair market value of the Company Common Stock surrendered in the Merger.

                  (b) Neither Parent nor any corporation that is related to Parent (within the meaning of Treas. Reg. Section 1.368-1(e)(3)) has any present plan or intention, following the Merger, to reacquire, or to cause any person or corporation that is so related to Parent to acquire, any Parent Common Stock from any Shareholder or any person who was a shareholder of the Company prior to the Effective Time. Except for cash paid in lieu of fractional share interests of Parent stock pursuant to the Merger, neither Parent nor any such person or corporation related to Parent will, in connection with the Merger, purchase, redeem, or otherwise reacquire any of the shares of Parent Common Stock issued in the Merger. For purposes of this representation, any arrangement that would result in a reduction of the risk of loss with respect to the holding of any interest in the shares of Parent Common Stock shall constitute an acquisition of such shares.

                  (c) Parent has not made and will not make any distributions to its shareholders, other than normal dividend distributions, in contemplation of or in connection with the Merger or pursuant to a plan or series of transactions (as determined under Section 355(e)(2) of the Code). Parent has no present plan or intention to make any distributions after the Merger in connection therewith to holders of Parent Common Stock (other than dividends made in the ordinary course of business).

                  (d) As a result of the Merger, Parent will acquire at least 80% of the total combined power of all classes of Company Common Stock entitled to vote solely in exchange for Parent Common Stock. Parent has no present plan or intention to sell, transfer or dispose of any capital stock of the Surviving Corporation or to cause the Surviving Corporation to issue additional shares of its capital stock.

                  (e) Parent has no present plan or intention, following the Merger, to liquidate the Surviving Corporation, to merge the Surviving Corporation with and into another corporation, to sell or otherwise dispose of any of the capital stock of the Surviving Corporation, to cause the Surviving Corporation to distribute to Parent or any of its subsidiaries any assets of the Surviving Corporation or any of the Subsidiaries or the proceeds of any borrowings incurred by the Surviving Corporation or any of the Subsidiaries, or to cause the Surviving Corporation to sell or otherwise dispose of any of the assets held by the Company or any of its subsidiaries at the time of the Merger, except for dispositions of such assets in the ordinary course of business and transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k).

                  (f) Immediately following the Merger the Surviving Corporation will hold (i) at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by the Company immediately prior to the Merger and (ii) at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by Acquisition immediately prior to the Merger. For purposes of this representation, amounts paid to shareholders who receive cash or other property (including cash in lieu of fractional shares of Parent Common Stock) in connection with the Merger, assets of the Company used to pay its reorganization expenses and all redemptions and distributions made by the Company (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by the Company immediately prior to the Merger. Following the Merger, Parent will not cause or permit the Company to take any action that would result in any violation of the "substantially all" test of Section 368(a)(2)(E) of the Code.

                  (g) Other than as provided in Section 7.02(c) hereof, Parent and Acquisition will each pay their respective expenses incurred in connection with the Merger. Neither Parent nor Acquisition has paid (directly or indirectly) or has agreed to assume any expenses or other liabilities, whether fixed or contingent, incurred or to be incurred by the Company or any of its subsidiaries or any shareholder of the Company in connection with or as part of the Merger or any related transactions.

                  (h) Following the Merger, Parent intends to cause the Surviving Corporation to continue the Company's "historic business" or to use a significant portion of the Company's "historic business assets" in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

                  (i) Neither Parent nor Acquisition is an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

                  (j) Neither Parent nor Acquisition will take, or cause the Surviving Corporation to take, any position on any Federal, state or local income or franchise tax return, or to take any other tax reporting position, that is inconsistent with the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, unless otherwise required by a

"determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

                  (k) None of the compensation to be received by any shareholder-employee of the Company in respect of periods after the Effective Time represents separate consideration for any of its Company Common Stock. None of the Parent Common Stock that will be received by any shareholder-employee of the Company in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement (including a covenant not to compete). The compensation paid to any shareholder-employees will be for services actually rendered and/or for any covenant not to compete and will be determined by bargaining at arm's-length.

                  (l) There is no intercorporate indebtedness existing between Parent (or any of its subsidiaries, including Acquisition) and the Company or any Subsidiary.

                  (m) No Company Common Stock will be redeemed for cash or other property furnished by Parent or Acquisition in the Merger. Further, except as expressly provided for in the Agreement, no liabilities of the Company or any Subsidiary or of any of the holders of Company Common Stock will be assumed by Parent, nor will any of the Company Common Stock acquired by Parent in connection with the Merger be subject to any such liabilities.

                  (n) Acquisition is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Merger has had assets (other than nominal assets contributed upon the formation of Acquisition, which assets will be held by the Surviving Corporation following the Merger), liabilities or business operations.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF ACQUISITION

                  Acquisition represents and warrants to the Company and each Shareholder as follows:

                  SECTION 6.01 Organization and Qualification. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Acquisition is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the financial condition, operating results or business of Acquisition.

                  SECTION 6.02 Capitalization. The authorized capital stock of Acquisition consists of 1,000 shares of common stock, $.01 par value. As of the date hereof, 100 shares of such common stock are validly issued and outstanding, fully paid and nonassessable and are owned of record and beneficially by Parent, and no shares of such common stock are held in the treasury of Acquisition. Acquisition has no commitments to issue or sell any shares of such common stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from Acquisition, any shares of such common stock, and no securities or obligations evidencing any such rights are outstanding.

                  SECTION 6.03 Authority Relative to Agreement. Acquisition has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby have been duly authorized by the Board of Directors of Acquisition and by Parent as its sole stockholder, and no other corporate proceedings on the part of Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquisition and constitutes the legal, valid and binding obligation of Acquisition, enforceable against Acquisition in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by principals of equity.

                  SECTION 6.04 Non-Contravention. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby will not (i) conflict with any provision of the Articles of Incorporation or By-Laws of Acquisition or (ii) result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquisition or its properties, other than any such violation, default, loss or acceleration that would not adversely affect the ability of Acquisition to consummate the transactions contemplated hereby.

                  SECTION 6.05 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Acquisition in connection with the execution and delivery of this Agreement by Acquisition or the consummation by Acquisition of the transactions contemplated hereby, except for (i) the filing of a Certificate of Merger with the Secretary of State of the State of Georgia in accordance with the GBCC, (ii) any licenses, permits, franchises or other governmental authorizations pertaining to the business of Acquisition that are required as a result of the consummation of the transactions contemplated hereby and (iii) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not adversely affect the ability of Acquisition to consummate the transactions contemplated hereby.

                  SECTION 6.06 Other Matters. Acquisition has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Acquisition has not conducted any business activities and does not have any material liabilities or obligations.


                                   ARTICLE VII

                                    COVENANTS

                  SECTION 7.01 Conduct of the Company's Business. The Company and each Shareholder covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement:

                  (a) the business of the Company and each Subsidiary shall be conducted only in, and neither the Company nor a Subsidiary shall take any action except in, the ordinary course of business and consistent with past practice; and

                  (b) The Company shall not, directly or indirectly, do any of the following:

         (i) sell, pledge, dispose of or encumber (or permit any of the Subsidiaries to sell, pledge, dispose of or encumber) any assets of the Company or any Subsidiary, except inventory and immaterial assets in the ordinary course of business; (ii) amend or propose to amend its Articles of Incorporation or By-Laws or the constituent instruments of a Subsidiary; (iii) split, combine or reclassify any outstanding shares of its capital stock or equity interests of a Subsidiary, or declare, set aside or pay any dividend payable in cash, stock, property or equity interests of a Subsidiary or otherwise with respect to such shares or equity interests; (iv) redeem, purchase, acquire or offer to acquire (or permit Subsidiaries to redeem, purchase, acquire or offer to acquire) any shares of its capital stock or units or other equity interests of any class; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b);

                  (c) Neither the Company nor a Subsidiary shall (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares or units or other equity interests of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (except an existing wholly-owned subsidiary); (iii) incur any indebtedness for borrowed money (other than borrowings under the Company's existing line of credit in the ordinary course of the Company's business) or issue any debt securities; (iv) enter into or modify any contract, lease, agreement or commitment, except in the ordinary course of business and consistent with past practice; (v) terminate, modify, assign, waive, release or relinquish any contract rights or amend any rights or claims not in the ordinary course of business; or (vi) settle or compromise any claim, action, suit or proceeding pending or threatened against the Company or a Subsidiary, or, if the Company or a Subsidiary may be liable or obligated to provide indemnification, against the Company's directors or officers, before any court, governmental agency or arbitrator; provided that nothing herein shall require any action that might impair the directors, general manager or officers of a Subsidiary or otherwise affect the obligation of any insurance carrier under any insurance policy maintained by the Company or a Subsidiary;

                  (d) Neither the Company nor a Subsidiary shall grant any increase in the salary or other compensation of its employees, except pursuant to the terms of employment agreements in effect on the date hereof and listed on a Schedule hereto, or grant any bonus to any employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any employee of the Company or a Subsidiary;

                  (e) The Company shall not take any action to institute any new severance or termination pay practices with respect to any directors, officers, general manager or employees of the Company or a Subsidiary or to increase the benefits payable under its severance or termination pay practices;

                  (f) Neither the Company nor a Subsidiary shall adopt or amend, in any respect, except as contemplated hereby or as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers, general managers or employees;

                  (g) The Company shall use its best efforts, to the extent not prohibited by the foregoing provisions of this Section 7.01, to maintain its relationships with the Major Customers and the Major Suppliers, and, if and as requested by Parent or Acquisition, (i) the Company shall use reasonable good faith efforts to make reasonable arrangements for representatives of Parent or Acquisition to meet with the Major Customers and Major Suppliers, as designated by Parent, in order to ensure that the Company's relationships with such customers and suppliers will remain in force under substantially the same terms following the Effective Time as are in effect on the date hereof, and
         (ii) the Company shall schedule, and the management of the Company shall participate in, meetings of representatives of Parent or Acquisition with employees of the Company or any of its subsidiaries;

                  (h) The Company or the Subsidiaries, as applicable, and the other parties thereto shall terminate, effective as of the Effective Time, each of the agreements disclosed in Schedule 3.02 to which they are parties, except as otherwise set forth in such Schedule 3.02; and any existing employment agreements with employees of the Company or a Subsidiary.

                  (i) The Company shall use good faith efforts, dedicating all resources required, to complete the Merger so that the Effective Time shall occur not later than May 28, 1999; and

                  (j) The Company shall use its best efforts to obtain all Required Consents.

                  SECTION 7.02 Certain Covenants of Parent.

                  (a) Parent covenants and agrees that, prior to the Effective Time, unless the Company shall otherwise consent in writing or as otherwise expressly contemplated by this

         Agreement, Parent shall not amend its Certificate of Incorporation or By-Laws in a manner that could reasonably be expected to be materially adverse to the Shareholders. Parent shall use good faith efforts, dedicating all resources required, to complete the Merger so that the Effective Time shall occur not later than May 28, 1999.

                  (b) Parent covenants and agrees that at the Effective Time, Parent shall grant to certain key employees of the Surviving Corporation other than the Shareholders, as determined by Parent in its sole discretion after discussions with the Company, employee stock options to purchase 15,000 shares of Parent Common Stock, all in accordance with the terms of Parent's stock option plans in effect at the Effective Time and subject to the terms of the Parent's standard stock option agreement and restrictive covenants agreement.

                  (c) Parent covenants and agrees to pay in full as of the Effective Time (i) the outstanding Related Party loans to the Company from the Shareholders as shown on Schedule 3.29, (ii) the Former Shareholder Obligation in the amount of One Hundred Seventy Six Thousand Eight Hundred Six Dollars ($176,806.00) and (iii) the Minority Interest Notes (hereinafter defined) pursuant to Section 7.17 hereof.

                  SECTION 7.03 Access to Information. (a) The Company shall, and shall cause its officers, directors, employees, representatives and agents and each Subsidiary to, afford, from the date hereof to the Effective Time, the officers, employees, accountants, attorneys and other representatives and agents of Parent reasonable and complete access, subject to the terms of the Confidentiality Agreement (hereinafter defined), upon reasonable notice, to its premises and its officers, employees, agents, properties, books, records and workpapers, including auditors' workpapers to the extent permitted by the Company's auditors, and shall furnish Parent all financial, operating and other information and data as Parent, through its officers, accountants, attorneys and other employees or agents, may reasonably request.

                  (b) Parent shall, and shall cause its officers, directors, employees, representatives and agents to, afford, from the date hereof to the Effective Time, the officers, employees, representatives and agents of the Company reasonable access during regular business hours to its officers, employees, agents, properties, books, records and workpapers, and shall furnish the Company all financial, operating and other information and data as the Company, through its officers, employees or agents, may reasonably request.

                  (c) No investigation pursuant to this Section 7.03 shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the Merger.

                  SECTION 7.04 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts (without the necessity of the payment of any material sum or the incurrence of any material expense or obligation) to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

                  SECTION 7.05 Inquiries and Negotiations. (a) Neither the Company nor any of its affiliates, shareholders, directors, officers, employees, representatives or agents or any Subsidiary shall, through the Effective Time, directly or indirectly, (i) solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or (ii) participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any person, other than Parent and its affiliates, representatives and agents, concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or other securities, recapitalization, debt restructuring or similar transaction involving the Company or any Subsidiary, or any division of the Company or any Subsidiary. The Company shall immediately notify Parent if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or a Subsidiary in respect of any such transaction, and shall, in any such notice to Parent, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter, without engaging in any conduct prohibited hereby, shall keep Parent informed of the status and terms of any such proposals or offers. Neither the Company nor a Subsidiary shall release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company or a Subsidiary is a party.

                  SECTION 7.06 Employment and Non-Competition Agreements. (a) At or prior to the Effective Time, the Company and each Subsidiary, as applicable, shall terminate, effective immediately prior to the Effective Time, any and all existing employment agreements with a Shareholder and each Shareholder shall enter into, effective as of the Effective Time, a two-year employment agreement with Parent and/or the Surviving Corporation in Parent's standard form (the "Employment Agreements") and a non-competition agreement for the benefit of Parent and the Surviving Corporation in Parent's standard form (the "Non-Competition Agreements").

                           (b) In addition, at the Effective Time, Parent shall
grant to each Shareholder employee stock options to purchase 33,333 shares of Parent Common Stock, all in accordance with the terms of Parent's stock option plans in effect at the Effective Time and subject to the terms of the Parent's standard stock option agreement and restrictive covenants agreement, provided that such options as would otherwise vest at any time during the term of such Shareholder's Employment Agreement shall vest in the event of such Shareholder's early termination without cause.

                  SECTION 7.07 Notification of Certain Matters. The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event that such party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of the Company, Parent or Acquisition, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

                  SECTION 7.08      Indemnification.

         (a) Indemnifiable Breaches. Subject to the terms and conditions specified in this Section 7.08(a), each Shareholder shall be severally liable to and shall severally indemnify, protect, defend and hold harmless Parent and its successors and the Surviving Corporation and its successors, pursuant to the terms of this Section 7.08, against any and all claims, damages, liabilities, penalties, assessments, interest and expenses (including, without limitation, reasonable attorneys' fees) (collectively, "Damages") sustained by Parent or the Surviving Corporation, in excess of insurance proceeds or other amounts actually received by Parent or the Surviving Corporation, arising out of (i) the breach of any representation, warranty, covenant or other agreement made by the Company or any Shareholder in or pursuant to this Agreement or any other agreement or instrument executed and delivered by or on behalf of the Company and/or such

Shareholder pursuant hereto or in connection herewith or (ii) claims by holders of Minority Interests to the extent arising out of the redemption or purchase by the Company or any Subsidiary of the Minority Interests pursuant to Section 7.17 hereof (although not arising out of any failure by Parent to pay the Minority Interest Notes as provided in this Agreement) or (iii) claims by the holders of Unit Options to the extent arising out of the conversion of Unit Options to Company Options pursuant to Section 2.2(a) hereof, such breaches, failures or claims being hereinafter referred to individually as an "Indemnifiable Breach" and collectively as "Indemnifiable Breaches"; provided, however, that no Shareholder shall be required to pay Parent and/or the Surviving Corporation, as the case may be, pursuant to this Section 7.08, (i) an amount in excess of one-third of the aggregate amount of all Damages resulting from all Indemnifiable Breaches and (ii) in any event, in the aggregate, an amount in excess of the dollar value equivalent of the Parent Common Stock, valued at the Average Price, received by such Shareholder upon consummation of the Merger pursuant to the terms hereof. Subject to the terms of the last sentence of this
Section 7.08, the indemnification obligations of Shareholders under this Section
7.08 shall apply to all Damages sustained by Parent, the Surviving Corporation respect of Indemnifiable Breaches hereunder if and when the aggregate amount of such Damages, including insurance proceeds actually received by Parent, and/or the Surviving Corporation, exceeds $100,000 in the aggregate (the "Basket"), and in the event the aggregate amount of the Damages, including insurance proceeds actually received in connection therewith, sustained by Parent and/or the Surviving Corporation in respect of Indemnifiable Breaches exceeds the Basket, the indemnification obligations of the Shareholders under this Section 7.08 shall apply to all Damages actually sustained by Parent and/or the Surviving Corporation in respect of Indemnifiable Breaches. Notwithstanding the foregoing, the Basket shall not apply to Damages resulting from breaches with respect to the representations, warranties and/or covenants set forth in Section 3.17 of this Agreement relating to tax matters, amounts payable by Parent or the Surviving Corporation in excess of $350,000.00 in respect of the Cross Hill Obligation, or matters which are indemnifiable pursuant to clauses (ii) or (iii) of this Section 7.08(a) hereinabove, subject to the limitations set forth in said clauses (ii) and (iii), for which Damages and amounts Shareholders shall be liable hereunder whether or not the Basket has been satisfied. Notwithstanding anything herein to the contrary, no Shareholder shall have any liability for the breach of any representation or warranty which, on or before the Effective Time, Parent or Acquisition or any of their respective officers, employees, counsel or other representatives actually knew was incorrect or false.

                  (b) Satisfaction of Claims. Subject to the terms of the second sentence of Section 7.08(d) below, any Shareholder shall be permitted to satisfy such Shareholder's obligation(s) under this Section 7.08 in cash or by delivering to Parent or the Surviving Corporation, as the case may be, shares of Parent Common Stock in an amount equal to such Shareholder's liability based on a per share value equal to the Average Price.

                  (c) Indemnification by Parent. Parent and Acquisition shall be jointly and severally liable to, and shall jointly and severally indemnify, protect, defend and hold harmless each Shareholder and its respective successors against any and all claims, damages, liabilities and expenses (including reasonable attorneys' fees) sustained by any Shareholder, resulting from or in connection with the breach of any representation, warranty, covenant or other agreement made by Parent or Acquisition in or pursuant to this Agreement or any other agreement or instrument executed and delivered by or on behalf of Parent and/or Acquisition pursuant hereto or in connection herewith.

                  (d) Other Remedies. Notwithstanding anything herein to the contrary, any party hereto shall be entitled to (i) seek specific performance of this Agreement and (ii) sue for damages in the event of a wrongful termination of this Agreement in violation of Article IX hereof or the failure to consummate the transactions contemplated hereby through no fault of such party. Except as referred to in clauses (i) and (ii) of this Section 7.08(d), Damages indemnifiable hereunder shall be limited to actual Damages sustained by a party hereto, and no claim for indemnity by a party hereto shall include indirect, consequential or incidental Damages, provided that Damages shall include all Damages to the extent that they are incurred by a third party and the party seeking indemnification hereunder is finally determined to be liable therefor to such third party. The remedies of a party hereto under this Agreement or pursuant to any other agreement or instrument executed and delivered by or on behalf of such party pursuant hereto or in connection herewith (other than any employment agreement, confidentiality and noncompetition agreement or stock option agreement) shall be limited to the rights and remedies set forth in this
Section 7.08, provided, however, that in the event of fraud or a knowing and willful Indemnifiable Breach by a party hereto none of the limitations set forth in this Section 7.08(d) on Damages recoverable by the party seeking indemnification from such party shall apply and, in such case, such party shall have all rights and remedies available to it at law or in equity. The terms of this Section 7.08 are intended to benefit the parties hereto and any and all claims for indemnification hereunder must be made in writing during the period commencing on the date hereof and ending at the close of business on December 31, 2000. No claim for indemnification under or pursuant to this Agreement may be made after the second anniversary date of the Effective Time.

                  (e) Indemnification Procedure; Third Party Claim. If any party to this Agreement (an "Indemnitee") receives written notice of the assertion of any claim or of the commencement of any action or proceeding by any person or entity which is not a party to this Agreement (a "Third Party Claim") against or affecting such Indemnitee, if such assertion were presumed to be true (regardless of the actual outcome), for which a party could be obligated to provide indemnification under this Agreement (an "Indemnifying Party") as a result of or in connection with such claim, action or proceeding, such Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event no later than ten (10) calendar days after receipt of such written notice of such Third Party Claim. The Indemnifying Party may defend, if it so chooses, such Third Party Claim at such Indemnifying Party's sole expense and by such Indemnifying Party's own counsel. The Indemnitee will have the right to participate in the defense of any Third Party Claim assisted by counsel of its own choosing at Indemnitee's sole expense. The Indemnifying Party and the Indemnitee will cooperate with each other in good faith in such defense. However, in the event the Indemnitee determines to participate in the defense of a claim, the Indemnifying Party, or its counsel, shall make all significant decisions relating to the defense, settlement or compromise of any such claim (subject to and in accordance with this Section 7.08).

                  SECTION 7.09 Confidentiality. Except as otherwise provided in that certain Confidentiality Agreement dated December 4, 1998 between the Company and the Parent with regard to information about the Company (the "Confidentiality Agreement"), Parent and Acquisition, on the one hand, and the Company and the Shareholders, on the other, shall hold, and shall use their respective best efforts to cause their respective officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other parties furnished to such party in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by the receiving party; (ii) in the public domain through no fault of the receiving party; (iii) later lawfully acquired by such party from sources other than the other parties; or (iv) independently developed by such party without the use of such information; provided that each party may disclose such information to its affiliates and its affiliates' officers, directors, employees, consultants, advisors and agents, lenders and other investors in connection with the transactions contemplated by this Agreement so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If the transactions contemplated by this Agreement are abandoned, such confidentiality shall be maintained and each party shall, and shall use its best efforts to cause its respective officers, directors, employees, consultants, advisors and agents to, destroy or deliver to the other party(s), upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from the other party(s) in connection with this Agreement that are subject to such confidentiality. The terms of this Section 7.09 shall survive indefinitely.

                  SECTION 7.10 Covenants of Shareholders. (a) Each Shareholder hereby agrees not to:

                  (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any shares of Company Common Stock or any units or other equity interests of a Subsidiary owned by such Shareholder;

                  (ii) grant any proxies or enter into a voting agreement or other arrangement with respect to any shares of Company Common Stock or any units or other equity interests of a Subsidiary owned by such Shareholder, other than as provided herein; or

                  (iii) deposit any shares of Company Common Stock or any units or other equity interests of a Subsidiary owned by such Shareholder into a voting trust.

                  (b) Each Shareholder hereby agrees not to take any action that would make any representation or warranty herein of such Shareholder untrue or incorrect in any material respect or that would have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement.

                  (c) Each Shareholder hereby agrees to surrender the Certificates owned by such Shareholder in exchange for certificates representing shares of Parent Common Stock and cash, if applicable, within five (5) business days after the Effective Time.

                  SECTION 7.11 Transfer Restrictions After the Effective Time. Each Shareholder hereby agrees that, from and after the Effective Time such Shareholder shall not offer, sell, or otherwise dispose of the shares of Parent Common Stock received by such Shareholder in connection with the Merger other than (i) pursuant to an effective registration statement under the Securities Act, or (ii) otherwise pursuant to an exemption from the registration requirements of the Securities Act.

         SECTION 7.12 Registration Rights Agreements. Each Shareholder and each other holder of shares of Company Common Stock shall be entitled to certain registration rights upon receipt of Parent Common Stock in connection with the Merger, as provided in the registration rights agreement in the form of Exhibit B hereto (the "Registration Rights Agreement") and subject to the terms and conditions of the Registration Rights Agreement, provided such person or entity executes and delivers to Parent the Registration Rights Agreement. Parent covenants and agrees to execute and deliver the Registration Rights Agreement at the Effective Time.

         SECTION 7.13 Repayment of Related Party Loans. Each Related Party Loan shall be repaid by the obligor thereof immediately prior to the Effective Time.

         SECTION 7.14 Year 2000. At the reasonable request of Parent or Acquisition, the Company and the Shareholders shall provide Parent or Acquisition, as the case may be, with assurances and substantiations (including, without limitation, the results of internal or external audit reports), reasonably acceptable to Parent and Acquisition, as to the capability of the Company and each Subsidiary to conduct its business and operations before, on and after January 1, 2000 without experiencing any Year 2000 Problems.

         SECTION 7.15 Termination of Shareholders' Agreements and SCI Option Agreement. Prior to the Effective Time, (i) the Company or a Subsidiary, as applicable, and each Shareholder who is a party to a Shareholders' or similar agreement disclosed in Schedule 3.02 will enter into a written agreement terminating such agreement, as of the Effective Time, without further obligation of the Company, any Subsidiary, Parent or the Surviving Corporation thereunder and (ii) the Company, Dover International and Mungenast will enter into a written agreement terminating the certain Stock Option Agreement (undated, sometime in 1995) between Dover International and Mungenast pertaining to SCI without further obligation of the Company, any Subsidiary, Parent or the Surviving Corporation.

         SECTION 7.16 Shareholder Sub-S Tax Liability. Immediately prior to the Effective Date the Company will remit to each shareholder of the Company that amount reasonably estimated by the Company to represent such shareholder's tax obligation for the undistributed profits of the Company from January 1, 1999 through the Effective Time, calculated using the anticipated marginal tax rate of 45.6%. The Company has provided to Parent a written schedule showing the calculation thereof. Such amount paid to each such shareholder shall be adjusted upward or downward, as the case may be, as hereinafter set forth in this Section 7.16. In the event that the actual undistributed profits of the Company from January 1, 1999 through the Effective Date (the "Actual Undistributed Profits") shall exceed the amount of undistributed profits estimated for the calculation of amounts paid to such shareholders immediately prior to the Effective Time (the "Estimated Undistributed Profits"), an amount equal to 45.6% of the amount by which the Actual Undistributed Profits exceed the Estimated Undistributed Profits shall be paid by Parent or the Surviving Corporation to such shareholders in proportion to their respective equity interests in the Company immediately prior to the Effective Time. In the event that the Actual Undistributed Profits shall be less than the Estimated Undistributed Profits, the Shareholders shall remit to Parent and shall use their best efforts to cause such other shareholders to remit to Parent an amount equal to 45.6% of the amount by which the Actual Undistributed Profits are less than the Estimated Undistributed Profits. Parent or the Surviving Corporation shall notify such shareholders in writing of its good faith determination of the Actual Undistributed Profits and any amount to be paid to such shareholders or remitted by such shareholders under this Section 7.16, which determination shall be binding on Parent, the Surviving Corporation and such shareholders. The obligations of the parties under this Section 7.16 shall survive the Effective Time.

         SECTION 7.17 Minority Interests. Prior to the Effective Time, the Company and the Shareholders shall cause the Minority Interests to be redeemed or purchased by SCI, Dover Group and/or the Company in consideration of the issuance by the Company to the holders of the Minority Interests of interest-free promissory notes as shown on Schedule 7.17 hereto (the "Minority Interest Notes"), which Minority Interest Notes will be prepaid in full by Parent to the holders of the Minority Interests immediately prior to the Effective Time (except for the Minority Interest Note payable to Brian Propes which shall be paid in accordance with its terms), and which Minority Interest Notes shall be in form and substance approved by Parent. Shareholders represent, warrant, covenant and agree that the payment of the Minority Interest Notes and the payments of amounts provided for in Section 7.16 will satisfy all obligations of the Company and the Surviving Corporation to the holders of the Minority Interests and to shareholders of the Company for undistributed profits and/or the redemption of the Minority Interests.

         SECTION 7.18 Cross Hill Obligation. As of the Effective Time, Parent shall pay to Cross Hill the Cross Hill Obligation.

         SECTION 7.19. Tax Reorganization Status. Each of Parent, the Company and the Surviving Corporation shall use their reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                  SECTION 8.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at the Effective Time of the following condition:

                  (a) no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority shall be in effect that would prevent the consummation of the Merger as contemplated hereby.

                  SECTION 8.02 Conditions to the Obligation of the Company and the Shareholders to Effect the Merger. The obligation of the Company and the Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Parent and Acquisition shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by them under this Agreement at or prior to the Effective Time;

                  (b) the representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such date, except as otherwise contemplated or permitted by this Agreement;

                  (c) the Company shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer of Parent, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

                  (d) the Company shall have received the opinion of Shanley & Fisher, P.C., counsel to Parent and Acquisition, substantially in the form of Exhibit C attached hereto.

                  SECTION 8.03 Conditions to the Obligation of Parent and Acquisition to Effect the Merger. The obligation of Parent and Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) The Company shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Effective Time;

                  (b) The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such date, except as otherwise contemplated or permitted by this Agreement;

                  (c) Parent shall have received a certificate signed by the Chairman and Chief Executive Officer of the Company, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

                  (d) Parent shall have received reasonable assurances that (1) all relationships with Major Customers and Major Suppliers shall remain in force after the Effective Time upon substantially the same terms in effect prior to the Merger, except where any failure to receive such assurance would not have a Material Adverse Effect on the Company, a Subsidiary or the Surviving Corporation;

                  (e) Any and all existing employment agreements between the Company or a Subsidiary, as applicable, and Shareholders shall have been terminated effective on or prior to the Effective Time, and each Shareholder shall have executed and delivered his Employment Agreement and Noncompetition Agreement;

                  (f) Each Shareholder who is an accredited investor shall have executed and delivered an Accredited Investor Certification in the form of Exhibit A attached hereto;

                  (g) Parent shall have received payoff letters from each of Wachovia Bank National Association and L&N Enterprises Group, Inc. (formerly called ITI-Nash, Inc.) in respect of the Company's obligations of indebtedness to each of them in form and substance reasonably satisfactory to Parent;

                  (h) Parent and Acquisition shall have received the opinion of Jones, Day, Reavis & Pogue, counsel to the Company, substantially in the form of Exhibit D attached hereto;

                  (i) Parent shall have determined, in its good faith judgment, that the business of the Company shall have been operated, from April 30, 1999 through the Effective Time, in the normal and ordinary course including, without limitation, that the Company, each Subsidiary and the management employees of the Company and each Subsidiary shall have used their reasonable good faith efforts to preserve the goodwill of the business of the Company and each Subsidiary and to maintain and keep the assets intact and that no additional liabilities have been incurred, other than in the normal course of business;

                  (j) The Minority Interests shall have been redeemed or purchased as contemplated by Section 7.17 hereof, and each Unit Option shall have been converted to a Company Option as contemplated by
         Section 2.02(a) hereof;

                  (k) Cross Hill Financial shall have released in writing the Company and the Surviving Corporation from the Cross Hill Obligation in form and substance reasonably satisfactory to Parent and Acquisition.

                  (l) The Company shall have received all Required Consents and delivered same to Parent;

                  (m) Parent shall have received duly executed resignation letters from all of the officers and directors of the Company.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

                  SECTION 9.01 Termination and Abandonment. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective
Time:

                           (a) by mutual action of the Boards of Directors of
                  Parent and the Company;

                           (b) by the Company, if all of the conditions set
                  forth in Section 8.03 shall have been complied with and performed and one or more of the conditions set forth in Sections 8.01 and 8.02 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Parent and Acquisition on or before June 30, 1999 (the "Drop Dead Date"); or

                           (c) by Parent or Acquisition, if all of the
                  conditions set forth in Section 8.02 shall have been complied with and performed and one or more of the conditions set forth in Sections 8.01 and 8.03 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Company on or before the Drop Dead Date.

                  SECTION 9.02 Effect of Termination. Except as provided in
Section 7.09 with respect to confidential information and except as provided in
Section 10.02 hereof with respect to expenses, in the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 9.01, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, except that nothing herein shall relieve any party from liability for any willful breach hereof.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01 Survival of Representations and Warranties. The representations and warranties of Shareholders in this Agreement and in any instrument delivered pursuant hereto shall survive the Effective Time until the close of business on December 31, 2000, provided that this Section 10.01 shall not limit any other covenant or agreement of the parties that by its terms contemplates performances beyond such period.

                  SECTION 10.02 Expenses, Etc. (a) Whether or not the transactions contemplated by this Agreement are consummated, neither the Company and the Shareholders, on the one hand, and Parent and Acquisition, on the other hand, shall have any obligation to pay any of the fees and expenses of the other incident to the negotiation, preparation and execution of this Agreement, including, without limitation, the fees and expenses of counsel, accountants, consultants, investment bankers and other experts (collectively, the "Professional Fees"), provided, however, that Professional Fees incurred by the Company and the Shareholders in connection with the consummation of the Merger in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate shall be the sole responsibility of the Shareholders and shall not be paid out of Company funds either before or after the Effective Time.

                  (b) Except for the Cross Hill Obligation, no person or entity is entitled to receive from the Company or Parent any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby. The Shareholders, on the one hand, and Parent and Acquisition, on the other hand, shall indemnify the other and hold it harmless from and against any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party other than the Cross Hill Obligation, which shall be paid by Parent.

                  SECTION 10.03 Publicity. The Company and Parent agree that they will not issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party, except that the Company, Parent or Acquisition may make such public disclosure that it believes in good faith to be required by law (in which event such party shall consult with the other prior to making such disclosure).

                  SECTION 10.04 Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 10.05 Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" shall mean, with respect to any entity, a material adverse effect on the assets, financial condition, operating results or business of such party and its subsidiaries, taken as a whole. A Material Adverse Effect as to the Company or any of the Subsidiaries shall be measured in accordance with the foregoing definition on the assets, financial condition, operating results or business of such entity and the Company and the Subsidiaries taken as a whole as a consolidated group.

                  SECTION 10.06 Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, as follows:

                  If to Parent and/or Acquisition, to:

                  The BISYS Group, Inc.
                  Overlook at Great Notch
                  150 Clove Road
                  Little Falls, New Jersey  07424
                  Attention:  Chairman and Chief Executive Officer

                  with a copy to:

                  The BISYS Group, Inc.
                  Overlook at Great Notch
                  150 Clove Road
                  Little Falls, New Jersey  07424
                  Attention:  General Counsel

                  If to the Company or the Shareholders prior to the Effective Time, to:

                  HML, Inc.
                  3060 Peachtree Road, N.W.
                  Suite 1870
                  Atlanta, Georgia 30305

                  Attention:  President

                  with a copy to:

                  Jones, Day, Reavis & Pogue
                  3500 Suntrust Plaza
                  303 Peachtree Street
                  Atlanta, Georgia 30308-3242

                  Attention:  John E. Zamer, Esq.

                  If to the Shareholders subsequent to the Effective Time, to their respective residential addresses as reflected in the records of the Surviving Corporation.

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

                  SECTION 10.07 Waivers. The Company, on the one hand, and Parent and Acquisition, on the other hand, may, by written notice to the other,
(i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  SECTION 10.08 Entire Agreement. This Agreement, its Schedules, the documents executed at the Effective Time in connection herewith, including without limitation the documents included as Exhibits hereto, and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

                  SECTION 10.09 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

                  SECTION 10.10 Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 10.11 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

                  SECTION 10.12 Amendments. This Agreement may be modified, amended or supplemented at any time by action of the respective Boards of Directors of the Company, Parent and Acquisition, and the Shareholders. Without limiting the generality of the foregoing, this Agreement may only be amended, varied or supplemented by an instrument in writing, signed by all of the parties hereto.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement and Plan of Merger as of the day and year first above written.

                                                  THE BISYS GROUP, INC.

                                                  By:  /s/ Lynn J. Mangum
                                                     ---------------------------
                                                     Name:   Lynn J. Mangum
                                                     Title:  Chairman, President
                                                             and Chief Executive
                                                                 Officer

                                                  BI-HML ACQUISITION CORP.

                                                  By:  /s/ Lynn J. Mangum
                                                     ---------------------------
                                                     Name:   Lynn J. Mangum
                                                     Title:  Chairman, President
                                                             and Chief Executive
                                                                 Officer

                                                  HML, INC.

                                                  By:  /s/ Ronald W. Lankford
                                                     ---------------------------
                                                     Name:   Ronald W. Lankford
                                                     Title:  President

                                                  SHAREHOLDERS:

                                                   /s/ Harris D. Hobby
                                                  ------------------------------
                                                  Harris D. Hobby



                                                  /s/ Ronald W. Lankford
                                                  ------------------------------
                                                  Ronald W. Lankford



                                                  /s/ Edward C. Mungenast
                                                  ------------------------------
                                                  Edward C. Mungenast

                             INDEX TO DEFINED TERMS

  Term                                                        Section Reference
  ----                                                        -----------------
"Acquisition"                                                 Recitals
"Actual Undistributed Profits"                                7.16
"Affiliate"                                                   3.19(a)
"Agreement"                                                   Recitals
"Aggregate Parent Common Stock                                2.01(a)
   Consideration"
"Articles of Incorporation"                                   3.06
"Average Price"                                               2.01(a)
"Balance Sheet"                                               3.08
"Basket"                                                      7.08(a)
"Cap"                                                         7.08(a)
"Certificate"                                                 2.04
"Code"                                                        Recitals
"Company"                                                     Recitals
"Company Common Stock"                                        2.01
"Company Options"                                             2.02(a)
"Confidentiality Agreement"                                   7.09
"Constituent Corporations"                                    Recitals
"Copyrights"                                                  3.09
"Cross Hill"                                                  2.01(a)
"Cross Hill Obligation"                                       2.01(a)
"Damages"                                                     7.08(a)
"Dover Group"                                                 2.01(a)
"Dover International"                                         3.08
"Drop Dead Date"                                              9.01(b)
"Effective Time"                                              1.03
"Employment Agreements"                                       7.06(a)
"ERISA"                                                       3.12(b)
"Estimated Undistributed Profits"                             7.16
"Exchange Act"                                                5.09
"Exchange Shares"                                             2.01(b)
"Exchange Value"                                              2.01(b)
"Financial Statements"                                        3.08
"Former Shareholder Obligation"                               2.01(a)
"GAAP"                                                        3.08
"GBCC"                                                        Recitals
"Hobby"                                                       Recitals
"Indemnifiable Breach"                                        7.08(a)
"Indemnifying Party"                                          7.08(e)
"Indemnitee"                                                  7.08(e)
"Intellectual Rights"                                         3.09
"Lankford"                                                    Recitals
"Leased Real Estate"                                          3.13(b)
"Licenses"                                                    3.27
"Liens"                                                       3.14
"Major Customers"                                             3.11(a)
"Major Suppliers"                                             3.11(b)
"Material Adverse Effect"                                     10.05
"Merger"                                                      Recitals
"Minority Interests"                                          2.01(a)
"Minority Interest Notes"                                     7.17

Term                                                          Section Reference
  ----                                                        -----------------
"Mungenast"                                                   Recitals
"NASDAQ"                                                      2.01(a)
"Net Merger Price"                                            2.01(a)
"Non-Competition Agreements"                                  7.06(a)
"Number of Option Shares"                                     2.02(c)
"Owned Real Estate"                                           3.13(a)
"Owned Source Codes"                                          3.10(c)
"Parent"                                                      Recitals
"Parent Common Stock"                                         Recitals
"Parent Financial Statements"                                 5.07
"Parent Public Information"                                   4.04(i)
"Parent Stock Option"                                         2.02(b)
"Patent Rights"                                               3.09
"Professional Fees"                                           10.02(a)
"Registration Rights Agreement"                               7.12
"Related Party Loans"                                         3.29
"Required Consents"                                           3.26
"SCI"                                                         2.01(a)
"SEC"                                                         2.02(d)
"Securities Act"                                              4.04(a)
"Shareholders"                                                Recitals
"Shareholder's Percentage Share"                              7.08(a)
"Subsidiaries"                                                3.03
"Subsidiary"                                                  3.03
"Surviving Corporation"                                       Recitals
"Third Party Claim"                                           7.08(e)
"Trademarks"                                                  3.09
"Transmittal Letter"                                          2.04(a)
"Unit Options"                                                2.02(a)
"Year 2000 Problem"                                           3.31